UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2006

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Offer Letter With New Executive Officer

On January 28, 2006, Rackable Systems, Inc. hired Robert Weisickle as Rackable Systems’ Vice President of Engineering. Under the terms of Mr. Weisickle’s offer letter, Mr. Weisickle will receive an annual base salary of $220,000 and a target annual bonus of $80,000. In addition, Mr. Weisickle will receive an option to purchase 125,000 shares of Rackable Systems common stock at an exercise price equal to the fair market value of Rackable Systems common stock on the date of grant, to vest over four years, with  1/4 of the shares vesting on the first anniversary of the date of commencement of employment and monthly thereafter. Upon the occurrence of both (a) a change of control and (b) any one of three events (termination without cause, employment in a position of substantially lesser responsibility, or required to relocate to an office more than 30 miles from Rackable Systems’ corporate offices)within 12 months after a change of control, 50% of the unvested shares of Mr. Weisickle’s initial option grant shall immediately vest. Further, if Mr. Weisickle’s employment is terminated by Rackable Systems without cause, Rackable Systems shall provide the following benefits until the earlier of (a) three (3) months from the termination date or (b) the date Mr. Weisickle commences full time employment (including self-employment and/or consulting work): (i) base salary; and (ii) payment of COBRA premiums for Mr. Weisickle and his dependents. Mr. Weisickle’s offer letter is attached hereto as Exhibit 10.1, and the description of the terms of Mr. Weisickle’s employment is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Offer Letter dated January 25, 2006 from the Registrant to Robert Weisickle

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: February 1, 2006	By:	/s/ William Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter dated January 25, 2006 from the Registrant to Robert Weisickle